SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Mutual General Release ("Settlement Agreement") is entered into on this 26day of February, 2010 by and between Direct Success, LLC #3 ("Direct"), and Banjo Buddies, Inc. ("Banjo''). For purposes of this Settlement Agreement, those named above may be referred to collectively as the "Parties."

RECITALS

A. Direct and Banjo entered into a Manufacturing, Marketing and Distribution Agreement (the "Contract") on or about October 10, 2003. The Contract was later modified in writing.

B.    A dispute arose between the Parties regarding the Contract. Banjo claimed that Direct wall in breach of the terms of the Contract and demanded its termination.

C.   Direct denied the allegations, claiming no breach had occurred and demanded that the issue be arbitrated in California with the American Arbitration Association, Case No. #73147-E-002982-09 (hereinafter "Arbitration"), as required under the terms of the Contract.

D. The Parties desire to compromise and settle all claims between them arising out of the Contract, as well as any and all other claims and controversies which may exist between the Parties at the time of this Agreement. The Parties wish to resolve the issues between them amicably, without resort to further legal action and without making any admissions of liability.

AGREEMENT

NOW THEREFORE, in consideration of the mutual commitments, undertakings and agreements set forth below, the Parties stipulate and agree as follows:

1. Termination of the Arbitration. Upon execution of this Settlement Agreement, the Plaintiffs agree to terminate the Arbitration by filing this Agreement with the American Arbitration Association. This Agreement entirely resolves the arbitration and litigation between· the parties.

2. Mutual General Release and Discharge. Banjo hereby releases and discharges Direct, including its servants, agents, heirs, officers, directors, members, attorneys, representatives, stockholders, subsidiaries, affiliates, partners, assigns, predecessors, successor-in-interest, and contractors; and all other persons and entities with whom Direct has been or is affiliated, from any and all actions, causes of actions, debts, claims, and demands of every name and nature, both at law and in equity, against Direct which Banijo had, now has, or may have on account of claims, cross claims or counterclaims asserted in the Arbitration.

Direct hereby release and discharges Banjo, including its servants, agents, heirs, officers, directors, members, attorneys, representatives, stockholders, subsidiaries, affiliates, partners, assigns, predecessors, successor-in-interest and contractors; and all other persons and entities with whom Banjo has been or is affiliated, from any and all actions, causes of actions, debts, claims, and demands of every name and nature, both at law and in equity, against Banjo which Direct had, now bas, or may have on account of the claims, cross claims or counterclaims asserted in the Arbitration.

3. Agreement to be Exceuted Concurrently with Tristar and Banjo Agreement. Notwithstanding the foregoing, the existing contracts between Banjo and Direct remain in full force and effect, except to the extent that they conflict with the terms of the Settlement Agreement between Banjo and Tristar that is attached hereto as Exhibit "1," in which case the terms of Exhibit 1 shall constitute the continuing obligations of the parties and shall remain the binding and enforceable and shall survive the execution of this mutual general release.

4. Waiver of Royalty Payment By Direct to Banjow. Following execution of this agreement, Banjo agrees to waive any and all royalty payments required by Direct pursuant to the provisions of the Manufacturing, Marketing and Distribution Agreement dated October 10, 2003 and the subsequent Modification to said Agreement dated April 30, 2005 to the extent that those royalty payments are controlled by Exhibit 1.

5. Waiver of Royalty Payment By Banjo to Direct. Following execution of this Agreement. Direct agrees to waive any and all royalty payments required by Banjo that Banjo may have owed, currently owe, or win owe in the future pursuant to internet parts sales and small parts sales of the product.

6. Entire Binding Agreement. This Settlement Agreement, with its incorporation of Exhibit 1, represents the entire understanding and agreement among the Parties with respect to the subject matter hereof and cannot be amended, supplemented or changed in any respect, except by a written instrument signed by the Parties. This Settlement Agreement, with its incorporation of Exhibit , supersedes all prior negotiations, understandings, agreements or representations, written or verbal, by or between the Parties with respect to the subject matter hereof. The Parties acknowledge and agree that there are no other oral understandings representations or agreements between them regarding the subject matter of this Settlement Agreement.

7. Joint participation in Preparation of Agreement. Each Party hereby acknowledges and agrees that this Settlement Agreement, with its incorporation of Exhibit 1, is being entered into voluntarily and knowingly and is not based on any representations or statements of any kind made by any party or their representatives as to the merits, legal liability or value of any Party's claims or matters relating thereto. Each Party further agrees and declares that the terms of this Settlement Agreement have been read and are fully understood by such Party and that, except as expressly set forth herein, this is a full and final release of all claims of every nature and kind which such Party may have now or in the future, or may ever have had against any other Party to this SettIement Agreement. Each Party executes this Settlement Agreement voluntarily with full knowledge of its significance and consequences. The Parties further agree, having freely negotiated this Agreement, that there can be no claim of fraudulent inducement of this Agreement.

8. Severability. If any of the provisions herein are determined to be invalid by a Court or government agency of competent jurisdiction, the invalid provision shall be severed from the Settlement Agreement and all other provisions shall remain valid and enforceable.

9. Full Execution; Counterparts; Facsimile Execution. This Settlement Agreement shall become binding on the parties hereto at the time of the last of them to execute it below. This Settlement Agreement may be executed in counterparts and by facsimile (including scanning), all of which together shall for all purposes constitute one agreement binding on each of the parties hereto, notwithstanding that each such party shall not have signed the same counterpart.

10. Attorneys' Fees. In the event of it subsequent action to enforce any provisions of this Agreement. the prevailing party will be entitled to an award of tile attorneys' fees reasonably incurred.

THE PARTIES HAVE READ THE ABOVE AGREEMENT, HAVE HAD THE OPPORTUNITY TO DISCUSS IT WITH THEIR ATTORNEYS, AND ATTEST THAT THEY FULLY UNDERSTAND AND KNOWINGLY ACCEPT ITS PROVISIONS IN THEIR ENTIRETY WITHOUT RESERVATION, AND THAT THEY HAVE HAD SUFFICIENT TIME TO EVALUATE AND ASSESS THIS AGREEMENT.

11. No Admission. The Plaintiff and Defendant, and each of them, further understand and agree that neither the payment of any sum of money, nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Releases, or any of them, who have all consistently taken the position that they have no liability each to the other.

12. Entire Agreement. The Plaintiff and Defendant. and each of them. further declare and represent that no promise or inducement, or agreement not herein expressed has been made to them, and that this Agreement contains the entire agreement between the parties hereto, and that the tenns of this Agreement are contractual and not a mere recital

This Settlement Agreement constitutes the entire agreement between the parties hereto and supersedes any and all prior o.ral, written or other agreements between the parties hereto. negotiations and discussions. This Settlement Agreement can only be amended in writing.

13. Inurement. This Agreement shall bind and inure to the benefit of the heirs. executors, administrators, successors and assigns of the parties hereto.

14. Interpretation. This Settlement Agreement was negotiated through arms-length bargaining and is entered into in good faith by all parties thereto. The order in which the paragraphs appear in this Settlement Agreement is of no significance. Neither this Settlement Agreement, nor any provision thereof, shall be construed against any party thereto based on the fact that such party or a representative of such party may have drafted the Settlement Agreement or any portion thereof.

15. Choice of Law. This Settlement Agreement shall be construed, interpreted and enforced according to the laws of the United States and the State of California.

16. No Public Announcement of the Settlement. Neither Banjo nor Direct Success will unilaterally make any public announcement or other public disclosure relating to this Settlement Agreement other than to refer others to the dismissal of the Litigation from the Court's docket and to state that the parties hereto have reached a mutually agreeable settlement of their dispute. Any other public announcement by either Banjo or Direct Success regarding this Settlement Agreement or its subject matter shall require the prior, written consent of the other party hereto (which consent may not be unreasonably withheld).

The Parties have entered into this Settlement Agreement and Mutual Release as of the date and day first above set forth.

Date: 2/26/10	DIRECT SUCCESS, LLC #3
By: /s/ Kurtis L. Cockrum Name: Kurtis L. Cockrum Its Duly Authorized: President

Date: 2/26/10	Banjo Buddies, Inc. By: /s/ Vincent Hockmeyer Jr. Name: Vincent Hockmeyer Jr. Its Duly Authorized: VP Treasurer